SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1933

June 25, 2002
Date of Report (date of earliest event reported)

Peregrine Systems, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-22209	95-3773312
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3611 Valley Centre Drive
San Diego, CA 92130
(Address of principal executive offices)

(858) 481-5000
(Registrant's telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

  (b)
  New Independent Auditors.

        On June 25, 2002, the board of directors of Peregrine Systems, Inc. approved a resolution to retain PricewaterhouseCoopers LLP as the company's independent accountants. The determination of the board of directors was based upon the recommendation of the audit committee of the board of directors.

        PricewaterhouseCoopers LLP replaces KPMG LLP as Peregrine's independent auditors. KPMG LLP was retained by the company in April 2002 but was dismissed in late May 2002 because of the company's concerns that KPMG did not satisfy the auditor independence requirements mandated by the Securities and Exchange Commission and generally accepted accounting principles.

        At no time during fiscal 2000 and 2001 or any subsequent period leading up to the engagement date did Peregrine or any of its representatives consult with PricewaterhouseCoopers LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the company's financial statements, nor did Peregrine or any of its representatives consult with PricewaterhouseCoopers LLP regarding any other matter that was the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Item 304 of Regulation S-K).

        Peregrine has disclosed to PricewaterhouseCoopers LLP the reportable events that are described in the company's current report on Form 8-K dated May 24, 2002, as amended. PricewaterhouseCoopers LLP has provided neither oral nor written comments to the company regarding its views on such reportable events.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (c)
  Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description
99.1	Press Release, dated June 25, 2002.

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Dated: July 2, 2002

PEREGRINE SYSTEMS, INC.
By:	/s/ KEN SEXTON Ken Sexton Chief Financial Officer

2

Exhibit Index

Exhibit Index	Description
99.1	Press Release, dated June 25, 2002.